UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2024

Lyell Immunopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40502	83-1300510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Haskins Way South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650-695-0677

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LYEL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 24, 2024, Lyell Immunopharma, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ImmPACT Bio USA Inc., a Delaware corporation (“ImmPACT”), Inspire Merger Sub Inc., a Delaware corporation and an indirect, wholly owned subsidiary of the Company (“Merger Sub”), and WT Representative LLC, a Delaware limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of ImmPACT securityholders (the “Representative”). Pursuant to the terms of the Merger Agreement, and subject to the conditions contained therein, the Company has agreed to acquire ImmPACT via a merger in which Merger Sub will merge with and into ImmPACT (the “Merger”), with ImmPACT surviving as an indirect, wholly owned subsidiary of the Company.

Under the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time” and the date of the Effective Time, the “Closing Date”), the Company will acquire all of the outstanding equity interests of ImmPACT in exchange for an upfront payment of $30,000,000 in cash and 37,500,000 shares of the Company’s common stock, par value $0.0001 (“Company Common Stock”). The cash amount is subject to an adjustment for ImmPACT’s existing cash balance at closing (estimated to be approximately $16,000,000). Contingent consideration payable following the Closing Date includes (a) additional equity consideration of 12,500,000 shares of Company Common Stock that may be earned upon the achievement of the earlier to occur of (i) the demonstration of certain clinical milestones or (ii) the receipt of certain regulatory approvals, and (b) a low single-digit royalty on future net sales of the dual-targeting CD19/20 CAR T-cell product in the United States.

The Merger is subject to various closing conditions, including, but not limited to: (i) receipt of the required approval from ImmPACT stockholders (which was obtained on the date of signing the Merger Agreement); (ii) expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Clearance”); (iii) the absence of any statute, rule, order, decree or regulation prohibiting the Merger; (iv) authorization for listing of the Company Common Stock issuable under the Merger Agreement on the Nasdaq Global Select Market; (v) the absence of any Material Adverse Effect (as defined in the Merger Agreement) on the Company or ImmPACT, respectively; and (vi) the accuracy of the representations and warranties and the compliance by each party with the covenants contained in the Merger Agreement, subject to the materiality standards and exceptions set forth in the Merger Agreement.

The Merger Agreement includes customary representations, warranties and covenants, including, but not limited to, covenants by the Company and ImmPACT to conduct their businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and to refrain from taking certain actions specified in the Merger Agreement.

The Merger Agreement may be terminated, among other circumstances, (i) by either party if the Merger is not consummated by November 4, 2024 (the “Termination Date”), which may be extended at the option of the Company or ImmPACT until December 4, 2024 if all conditions to the Merger, other than HSR Clearance or those that by their nature are satisfied on the Closing Date, have been satisfied or waived by the Termination Date, or (ii) by the Company if the required ImmPACT stockholder approval has not been obtained concurrently with the execution of the Merger Agreement.

At or as promptly as practicable after the Closing Date, the Company is also required to use commercially reasonable efforts to cause an individual designated by ImmPACT in the Merger Agreement to be appointed to the board of directors of the Company as a Class III director, subject to the terms of the Merger Agreement.

In connection with the execution of the Merger Agreement, the Company has entered into Support Agreements with certain ImmPACT stockholders, pursuant to which they have agreed to consent to the Merger and have agreed to certain non-solicitation, confidentiality and non-disparagement obligations and customary releases. In addition, on the Closing Date, the Company will enter into a Registration Rights Agreement with the Representative and certain stockholders of ImmPACT, under which the Company will agree to provide ImmPACT stockholders certain registration rights in connection with the shares of Company Common Stock issuable under the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained above under Item 1.01, to the extent required by Item 3.02 of Form 8-K, is hereby incorporated by reference herein. The offer and sale of the securities issuable in the Merger are being made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. The securities issuable in the Merger have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. The issuance and sale of the securities issuable in the Merger did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Company Common Stock or other securities of the Company.

Item 7.01.	Regulation FD Disclosure.

On October 24, 2024, the Company issued a press release announcing the execution of the Merger Agreement. Pursuant to Regulation FD, a copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporate by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

In connection with the execution of the Merger Agreement, on October 24, 2024, the Company announced that it has prioritized its pipeline to focus resources on its most differentiated CAR T-cell clinical programs, including IMPT-314 following the closing of the Merger and LYL119. In connection with the prioritization, the Company is discontinuing development of LYL797, its ROR1-targeted CAR T-cell product candidate, LYL845, its tumor-infiltrating lymphocyte (TIL) program, and its next-generation TIL and rejuvenation programs that are in preclinical development.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this Current Report on Form 8-K include, but are not limited to, statements regarding: the timing of the consummation of the proposed transaction; the anticipated benefits of the proposed transaction; the Company’s anticipated progress, business plans, business strategy and clinical trials; the Company’s advancement of its pipeline and its research, development and clinical capabilities; the Company’s prioritization of its pipeline, including the potential differentiation of IMPT-314 and LYL119 and discontinuation of certain of the Company’s product candidates; and other statements that are not historical fact. These statements are based on the Company’s current plans, objectives, estimates, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: delays in or the inability to satisfy the conditions to complete the potential transaction; the inability to recognize the anticipated benefits of the potential transaction; business disruption during the pendency of or following the potential transaction; the effects of macroeconomic conditions, including any geopolitical instability and actual or perceived changes in interest rates and economic inflation; the Company’s or ImmPACT’s ability to submit planned INDs or initiate or progress clinical trials on the anticipated timelines, if at all; the Company’s ability to differentiate IMPT-314 and LYL119 and market adoption of the same; the sufficiency of the Company’s capital resources and need for additional capital to achieve its goals; and other risks, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 7, 2024. Forward-looking statements contained in this Current Report on Form 8-K are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

This Current Report on Form 8-K is not an offer to sell any securities of the Company and is not a solicitation of an offer to buy any securities of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of October 24, 2024, by and among ImmPACT Bio USA Inc., Lyell Immunopharma, Inc., Inspire Merger Sub Inc. and WT Representative LLC, solely in its capacity as the Representative

99.1	Press Release, dated October 24, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lyell Immunopharma, Inc.

Date: October 24, 2024	By:	/s/ Matthew Lang
Matthew Lang
Chief Business Officer